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                                                                     Exhibit 8.1


S-4 OPINION

                                  April 3, 2002

Fusion Medical Technologies, Inc.
34175 Ardenwood Boulevard
Fremont, CA  94555

     Re: Agreement and Plan of Merger, dated as of February 26, 2002 (the "Agreement"), by and among Fusion Medical Technologies, Inc., a Delaware corporation (the "Company"), Baxter International Inc., a Delaware corporation ("Parent"), and HB2002 Corporation, a Delaware corporation and direct, wholly-owned subsidiary of Parent ("Merger Sub")

Ladies and Gentlemen:

     We have acted as counsel to the Company in connection with the anticipated merger, pursuant to the Agreement, of Merger Sub with and into the Company (the "Merger") with the Company surviving as a wholly-owned subsidiary of Parent. As further described in the Agreement, following and in connection with the Merger, Parent intends to cause the Company to merge into Baxter Healthcare, Inc., a pre-existing Delaware corporation and wholly-owned subsidiary of Parent ("Subsidiary"), in a merger valid under Delaware law with Subsidiary surviving as a wholly-owned subsidiary of Parent (the "Follow-On Merger" and, together with the Merger, the "Transaction"). The Merger is described in the Registration Statement of Parent of even date herewith filed on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "SEC"). The Registration Statement includes the joint proxy statement and prospectus of the Company and Parent (the "Proxy Statement/Prospectus"). This opinion is being delivered pursuant to the requirements of Item 21(a) of Form S-4 under the Securities Act of 1933, as amended (the "Act"). Unless otherwise indicated, any capitalized terms used herein and not otherwise defined have the meanings ascribed to them in the Registration Statement.

     In connection with this opinion, we have examined and are familiar with the Agreement, the Registration Statement, the tax representation letters of even date herewith delivered to us by the Company and by Parent and Merger Sub (the "Tax Representation Letters") and such other presently existing documents, records and matters of law as we have deemed necessary or appropriate for purposes of our opinion. In addition, in connection with rendering this opinion we have assumed or obtained representations (which we are relying on, without any independent investigation or review) that:

     1. the Merger will be consummated in the manner contemplated by the Proxy Statement/Prospectus and in accordance with the provisions of the Agreement;

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Fusion Medical Technologies
April 3, 2002
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     2.   original documents (including signatures) are authentic, documents submitted to us as copies conform to the original documents and all such documents have been (or will be by the Effective Time) duly and validly executed and delivered where due execution and delivery are prerequisites to the effectiveness thereof;

     3. all representations, warranties and statements made or agreed to by the Company, Parent, Merger Sub, their managements, employees, officers, directors or shareholders in connection with the Merger and the Follow-On Merger, including, but not limited to, those set forth in the Agreement (including the exhibits thereto) and the Tax Representation Letters, are true and accurate at all relevant times;

     4. all covenants contained in the Agreement (including exhibits thereto) and the Tax Representation Letters are performed without waiver or breach of any material provision thereof;

     5. the Merger and, if it occurs, the Follow-On Merger will be reported by the Company and Parent on their respective federal income tax returns in a manner consistent with the opinion set forth below; and

     6. any representation or statement made "to the knowledge of" or similarly qualified is correct without such qualification.

     Because this opinion is being delivered prior to the Effective Time of the Merger, it must be considered prospective and dependent on future events. There can be no assurance that changes in the law will not take place that could affect the United States federal income tax consequences of the Transaction and/or the Merger or that contrary positions may not be taken by the Internal Revenue Service.

     Based on our examination of the foregoing items and subject to the limitations, qualifications, assumptions and caveats set forth herein, we are of the opinion that, if the Merger is consummated in accordance with the Agreement (and without any waiver, breach or amendment of any of the provisions thereof), the Merger and the Follow-On Merger are effective under the laws of the state of Delaware and the Merger and the Follow-On Merger are treated as a single integrated transaction for federal income tax purposes, then for federal income tax purposes the Transaction will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"). It also is our opinion that if the Follow-On Merger does not take place or the Merger otherwise is not treated as part of the same integrated transaction with the Follow-On Merger, but that the remaining conditions described in the preceding sentence are


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Fusion Medical Technologies
April 3, 2002
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satisfied, the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code.

     You also have asked us to review the discussion of the federal income tax consequences of the Merger and the Follow-On Merger contained in the Registration Statement. Subject to the limitations and qualifications described herein and therein, the discussion under the caption "The Merger - Material United States Federal Income Tax Consequences" sets forth our opinion concerning the material U.S. federal income tax consequences of the Merger and the Follow-On Merger.

     This opinion does not address the various state, local or foreign tax consequences that may result from the Merger or the other transactions contemplated by the Agreement. In addition, no opinion is expressed as to any federal income tax consequence of the Merger or any other transactions contemplated by the Agreement except as specifically set forth herein, and this opinion may not be relied upon except with respect to the consequences specifically discussed herein. No opinion is expressed as to the federal income tax treatment that may be relevant to a particular investor in light of personal circumstances or to certain types of investors subject to special treatment under the federal income tax laws.

     No opinion is expressed as to any transaction other than the Merger and the Follow-On Merger as described in the Agreement, or as to any transaction whatsoever, including the Merger and the Follow-On Merger, if all of the transactions described in the Agreement are not consummated in accordance with the terms of the Agreement and without waiver of any material provision thereof. To the extent that any of the representations, warranties, statements and assumptions material to our opinion and upon which we have relied are not accurate and complete in all material respects at all relevant times, our opinion could be adversely affected and should not be relied upon.

     This opinion represents only our best judgment concerning the federal income tax consequences of the Merger and the Follow-On Merger and is not binding on the Internal Revenue Service or any court of law, tribunal, administrative agency or other governmental body. The conclusions are based on the Code, existing judicial decisions, administrative regulations and published rulings. No assurance can be given that future legislative, judicial or administrative changes or interpretations would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, by rendering this opinion we undertake no responsibility to advise you of any new developments in the application or interpretation of the federal income tax laws.


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Fusion Medical Technologies
April 3, 2002
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     This opinion is furnished to you solely for use in connection with the
Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our firm name wherever appearing in the Registration Statement, including the Proxy Statement/Prospectus constituting parts thereof, and any amendment thereto, with respect to the discussion of the material U.S. federal income tax consequences of the Merger and the Follow-On Merger. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the SEC thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Act or the rules and regulations of the SEC thereunder.

                                       Very truly yours,

                                       /s/ Wilson Sonsini Goodrich & Rosati

                                       WILSON SONSINI GOODRICH & ROSATI

                                       Professional Corporation




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